Exhibit 10.2

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (this “Amendment”) is dated as of May 25, 2016, and is made by and between The Bubble Real Estate Company, LLC, a California limited liability company (“Lessor”) and Capricor, Inc., a Delaware corporation (“Lessee”), with reference to the following facts and circumstances:

A.         Lessor and Lessee executed that certain Lease Agreement dated March 29, 2012 as subsequently amended with that certain First Amendment to Lease dated June 13, 2013 and subsequently with that certain Second Amendment to Lease dated March 3, 2015 (collectively the “Lease”), for the premises located at 8840 Wilshire Boulevard, 2nd Floor, Beverly Hills, California 90211.

B.          Lessor and Lessee wish to extend the term of the Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

1.	TERM. Article 2 of the Lease is hereby modified to include the following:

i.	2.b.2.3 Option to Extend Lease Term: Lessee is hereby granted and shall, if not then in default under this Lease, have an option to extend the term of this Lease for an additional thirty (30) months (the “Second Extended Term”) on the same terms, covenants, and conditions contained in this Lease, except that the rent to be paid by Lessee to Lessor shall be as identified in paragraph 3.b.3.3.

2.	EXERCISE OF OPTION TO EXTEND LEASE TERM: Pursuant to Article 2.b.2.3 of this Third Amendment to Lease, Lessee hereby exercises its option to extend the term of the Lease for an additional thirty (30) months which shall commence July 1, 2016 and end December 31, 2018.

3.	RENT. Article 3 of the Lease is hereby modified to include the following:

a.	3.b.3.3 - During the Second Extended Term:

i.	Commencing July 1, 2016: Lessee agrees to pay Lessor as rent for the Premises the sum of $22,995 at the beginning of each month.

ii.	Commencing July 1, 2017: Lessee agrees to pay Lessor as rent for the Premises the sum of $23,915 at the beginning of each month.

iii.	Commencing July 1, 2018: Lessee agrees to pay Lessor as rent for the Premises the sum of $24,872 at the beginning of each month.

4.	Reaffirmation. As modified hereby, the Lease is reaffirmed and ratified by the parties in its entirety.

LESSOR		LESSEE

The Bubble Real Estate Company, LLC,		Capricor, Inc.,
a California limited liability company		a Delaware corporation

By	/s/ Bill Sheinberg	By	/s/ Karen Krasney

Name:	Bill Sheinberg	Name:	Karen Krasney

Title:	Member	Title:	EVP, General Counsel

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